UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.	Results of Operations and Financial Condition

On January 31, 2005, ArvinMeritor, Inc. issued a press release reporting its financial results for the quarter ended December 31, 2004. The release is furnished as Exhibit 99a to this Form 8-K.

On January 31, 2005, ArvinMeritor, Inc. held a web-cast conference call, available to the public, to discuss its financial results for the quarter ended December 31, 2004. The presentation made on the conference call is posted on the ArvinMeritor website (www.arvinmeritor.com) and is furnished as Exhibit 99b to this Form 8-K.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On January 31, 2005, ArvinMeritor, Inc. announced that, as part of a strategy to rationalize and refocus the company, it will implement a plan to consolidate and combine certain global facilities as well as close or sell certain plants. In addition, the company will eliminate 400 to 500 salaried positions, delay merit salary increases for salaried employees and reduce discretionary spending. The registrant is unable to make a determination of an estimate of the total amount or range of amounts expected to be incurred in connection with these actions, or an estimate of the amount or range of amounts of the charge that will result in future cash expenditures, and will amend this Form 8-K to provide such estimates when it is able to make a determination.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99a – Press release of ArvinMeritor, Inc., dated January 31, 2005.

99b – Presentation made on earnings conference call, January 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: February 1, 2005

EXHIBIT INDEX

Exhibit No.	Description

99a	Press release of ArvinMeritor, Inc., dated January 31, 2005.

99b	Presentation made on earnings conference call, January 31, 2005